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                                                                     EXHIBIT 3.1

                                     BYLAWS

                                       OF

                        PINNACLE WEST CAPITAL CORPORATION
                        (AMENDED AS OF JANUARY 21, 2004)

                            I. REFERENCES; SENIORITY

         1.01. REFERENCES. Any reference herein made to law will be deemed to refer to the law of the State of Arizona, including any applicable provision or provisions of Chapters 1-17 and Chapter 23 of Title 10, Arizona Revised Statutes (or its successor), as at any given time in effect. Any reference herein made to the Articles will be deemed to refer to the applicable provision or provisions of the Articles of Incorporation of the Company, and all amendments thereto, as at any given time on file with the Arizona Corporation Commission (this reference to that Commission being intended to include any successor to the incorporating and related functions being performed by that Commission at the date of the initial adoption of these Bylaws).

         1.02. SENIORITY. Except as indicated in Part X of these Bylaws, the law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and the Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

         1.03. SHAREHOLDERS OF RECORD. Except as otherwise required by law and subject to any procedure established by the Company pursuant to Arizona Revised Statutes Section 10-723 (or any comparable successor provision), the word "shareholder" as used herein shall mean one who is a holder of record of shares in the Company.

                            II. SHAREHOLDERS MEETINGS

         2.01. ANNUAL MEETINGS. An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Arizona, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. A special meeting may be called and held in lieu of an annual meeting pursuant to the provisions of Section 2.02 below, and the same proceedings (including the election of directors) may be conducted thereat as at a regular meeting. Any director elected at any annual meeting, or special meeting in lieu of an annual meeting, will continue in office until the election of his or her successor, subject to his or her (a) earlier resignation pursuant to Section 6.01 below, (b) removal pursuant to Section 3.13 below, or (c) death or disqualification.

         2.02. SPECIAL MEETINGS. Except as otherwise required by law, special meetings of the shareholders may be held whenever and wherever called by the Chairman of the Board, the President, or a majority of the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

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         2.03. NOTICE. Notice of any meeting of the shareholders will be given as provided by law to each shareholder entitled to vote at such meeting and, if required by law, to each other shareholder of the Company. Any such notice may be waived as provided by law.

         2.04. RIGHT TO VOTE. For each meeting of the shareholders, the Board of Directors will fix in advance a record date as contemplated by law, and the shares of stock and the shareholders "entitled to vote" (as that or any similar term is herein used) at any meeting of the shareholders will be determined as of the applicable record date. The Secretary (or in his or her absence an Assistant Secretary) will see to the making and production of any record of shareholders entitled to vote or otherwise entitled to notice of shareholders meetings, in either case which is required by law. Any voting entitlement may be exercised through proxy, or in such other manner as specifically provided by law, in accordance with the applicable law. In the event of contest, the burden of proving the validity of any undated or irrevocable proxy will rest with the person seeking to exercise the same. A telegram, cablegram, or facsimile appearing to have been transmitted by a shareholder (or by his or her duly authorized attorney-in-fact) or other means of voting by telephone or electronic transmission may be accepted as a sufficiently written and executed proxy if otherwise permitted by law.

         2.05. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

                  (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Company's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or
                           (iii) by any shareholder of the Company who was a shareholder at the time the respective notice provided for in this Section 2.05 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05.

                           (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this
                           Section 2.05, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business (a) with respect to business to be brought before the meeting, on the ninetieth day or not earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting has been changed by more than thirty days from such anniversary date, notice by the shareholder must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting was mailed or public


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                           disclosure of the annual meeting was made, whichever
                           first occurs), and (b) with respect to nominations of persons to be elected to the Board of Directors, the one-hundred and eightieth day prior to the date of the meeting at which the election is to occur. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Company, the language for the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Company that are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.

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                  (c)      General. (1) Only such persons who are nominated in
                           accordance with the procedures set forth in this
                           Section 2.05 shall be eligible to be elected at an annual or special meeting of shareholders of the Company to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
                           Section 2.05. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this
                           Section 2.05 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (a)(2)(c)(iv) of this Section 2.05) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.05, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

                           (2) For purposes of this Section 2.05, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
                           Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this
                           Section 2.05, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05. Nothing in this Section 2.05 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles.

         2.06. RIGHT TO ATTEND. Except only to the extent of persons designated by the Board of Directors or the Chairman of the meeting to assist in the conduct of the meeting (as referred to in Sections 2.08 and 2.09 below) and except as otherwise permitted by the Board or such Chairman, the persons entitled to attend any meeting of shareholders may be confined to (i) shareholders entitled to vote thereat and other shareholders entitled to notice of the meeting and (ii) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution); provided, however, that the Board of Directors or the Chairman of the meeting may establish rules limiting the number of persons referred to in clause (ii) as being entitled to attend on behalf of any shareholder so as to preclude such an excessively large representation of such shareholder at the meeting as, in the judgment of the Board or such Chairman, would be unfair to other shareholders represented at the meeting or be unduly disruptive of the orderly conduct of

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business at such meeting (whether such representation would result from fragmentation of the aggregate number of shares held by such shareholder for the purpose of conferring proxies, from the naming of an excessively large proxy delegation by such shareholder or from employment of any other device). A person otherwise entitled to attend any such meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting in the interests of all shareholders as a group.

         2.07. QUORUM. Except as otherwise provided by law, the Articles or these Bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

         2.08. ELECTION INSPECTORS. The Board of Directors, in advance of any shareholders meeting may appoint an election inspector or inspectors to act at such meeting (and any adjournment thereof). If an election inspector or inspectors are not so appointed, the Chairman of the meeting may or, upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the Chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the Company.

         2.09. ORGANIZATION AND CONDUCT OF MEETINGS. Each shareholders meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the Company or such shareholder as may be appointed by the Board of Directors. The Secretary (or in his or her absence an Assistant Secretary) of the Company will act as secretary of each shareholders meeting; if neither the Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the Chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls.

         Absent a showing of bad faith on his or her part, the Chairman of a meeting will, among other things, have absolute authority to determine the order of business to be conducted at such

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meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Rules, regulations or procedures regarding the conduct of the business of a meeting, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies (subject to Section 2.06) or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Any informational or other informal session of shareholders conducted under the auspices of the Company after the conclusion of or otherwise in conjunction with any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.

         2.10. VOTING. The number of shares voted on any matter submitted to the shareholders which is required to constitute their action thereon or approval thereof will be determined in accordance with applicable law, the Articles, and these Bylaws, if applicable. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

         2.11. SHAREHOLDER APPROVAL OR RATIFICATION. The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Section 2.03 above. Except as otherwise required by law (e.g., Arizona Revised Statutes Section 10-863), if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Company and all of its shareholders as it would be if approved and ratified by each and every shareholder of the Company.

         2.12. CONTROL SHARE ACT. The provisions of Section 10-2721 through and including Section 10-2727 of the Arizona Revised Statutes shall not apply to the Company.

         2.13. ADJOURNMENTS. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than one hundred and twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

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                             III. BOARD OF DIRECTORS

         3.01. MEMBERSHIP. The Board of Directors of the corporation shall consist of not less then nine (9) nor more than twenty-one (21) shareholders of the Company or of any parent corporation thereof (except that it shall not be a requirement that any member of the initial Board of Directors be a shareholder of the Company or of any parent corporation thereof), and shall be divided into three classes in the manner provided in the Articles (Art. Fifth). The Board will have the exclusive power to increase or decrease its size within such limits. Any vacancy occurring in the Board, whether by reason of death, resignation, disqualification or otherwise, may be filled by the directors as contemplated by law and as provided in the Articles (Art. Fifth). Any such increase in the size of the Board, and the filling of any vacancy created thereby, will require action by a majority of the whole membership of the Board as comprised immediately before such increase.

         3.02. QUALIFICATIONS. In order to qualify as a director, a person must be the owner of one or more shares of the capital stock of the Company or of any parent corporation thereof at the time of assuming office (except as may otherwise be provided in these Bylaws or in the Articles) and for so long thereafter as such person remains in office. A person will cease to qualify as a director if he or she (i) is in good faith determined by a majority of the other directors then in office to be physically or mentally incapable of competent performance as a director for a period, starting with inception of the incapacity, that has extended or is likely to extend for more than six months or
(ii) has failed to attend six successive regular meetings of the Board (as determined in accordance with Section 3.03 below) unless and to the extent such failure is waived by a majority of the other directors then in office; however, disqualification pursuant to clause (i) or (ii) of this sentence will not preclude the subsequent election or appointment of such person as a director by the shareholders or the Board if a majority of the directors in office immediately prior to the submission of such person for election or appointment shall determine that his or her prior incapacity or principal reason for prior non-attendance no longer exists. A person will not qualify for election or appointment as a director, whether initially or on re-election and whether by the shareholders at their annual meeting or by the Board of Directors as contemplated in Section 3.01 above, if such person's 72nd birthday occurs on or has occurred before the date of such election, appointment or re-election. A person who has been a full-time employee of the Company within twelve months prior to the date of any election will not qualify for election as a director on that date unless he or she then remains a full-time employee of the Company or unless the Board of Directors specifically authorizes the election of such person (but it is not intended that any such authorization will extend a person's service on the Board beyond the age limitation set out in the preceding sentence). A person who has qualified by age or employment status for his or her most recent election as a director may serve throughout the term for which such person was elected, notwithstanding the occurrence of his or her 72nd birthday or cessation of full-time employment by the Company between the date of such election and the end of such term, subject, however, to his or her otherwise remaining qualified for such office.

         3.03. REGULAR MEETINGS. A regular annual meeting of the directors is to be held as soon as practicable after the adjournment of each annual shareholders meeting either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or before the time of their election. Regular meetings,

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other than the annual ones, may be held at such intervals at such places and at such times as the Board of Directors may provide.

         3.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the President or the number of directors which would be required to constitute a quorum.

         3.05. NOTICE. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or by telephone, or via mail, telegram, facsimile, or other electronic transmission addressed in the manner appearing on the Company's records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the United States mail at least four days before the meeting date, with postage thereon prepaid,
(ii) if given by telegram, the same is delivered to the telegraph office for fast transmittal at least 48 hours prior to the convening of the meeting, (iii) if given by facsimile or other electronic transmission, the same is received by the director or an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting, or (iv) if personally delivered or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any such notice may be waived as provided by law. No call or notice of a meeting of directors will be necessary if each of them waives the same in writing or by attendance. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

         3.06. QUORUM; VOTING. A quorum for the transaction of business at any meeting or adjourned meeting of the directors will consist of a majority of those then in office. Any matter submitted to a meeting of the directors will be resolved by a majority of the votes cast thereon, except as otherwise required by these Bylaws (Sections 3.01 and 3.02 above and Section 3.07 below), by law or by any applicable Article. However, in case of an equality of votes, the Chairman of the meeting will have a second or deciding vote. Where action by a majority of the whole membership is required, such requirement will be deemed to relate to a majority of the directors in office at the time the action is taken. In computing any such majority, whether for purposes of determining the presence of a quorum or the adequacy of the vote on any proposed action, any unfilled vacancies at the time existing in the membership of the Board will be excluded from the computation.

         3.07. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the whole Board, name three or more of its members as an Executive Committee. Such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company while the Board is not in session, except only as precluded by law or where action other than by a majority of the votes cast is required by these Bylaws, or the law (all as referred to in Section 3.06 above), and subject to such limitations as may be included in any applicable resolution passed by a majority of the whole membership of the Board. A majority of those named to the Executive Committee will constitute a quorum.

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         3.08. OTHER COMMITTEES. The Board of Directors may designate one or more additional committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it.

         3.09. COMMITTEE FUNCTIONING. Notice requirements and related waiver provisions for meetings of the Executive Committee and other committees of the Board will be the same as those set forth in Section 3.05 above for meetings of the Board of Directors. Except as provided in the next two succeeding sentences, a majority of those named to the Executive Committee or any other committee of the Board will constitute a quorum at any meeting thereof (with the effect of departure of committee members from a meeting and the computation of a majority of committee members to be in accordance with the applicable policies of Section
3.06 above), and any matter submitted to a meeting of any such committee will be resolved by a majority of the votes cast thereon. No distinction will be made among ex-officio or other members of any such committee for quorum, voting or other purposes, except that the membership of any committee (including the Executive Committee), in performing any function vested in it as herein contemplated, may be deemed to exclude any officer or employee of the Company, in either case, or other person having a direct or indirect personal interest in any proposed exercise of such function, whose exclusion for that purpose is deemed appropriate by a majority of the other members of such committee proposing to perform such function. All committees are to keep regular minutes of the transactions of their meetings.

         3.10. ACTION BY TELEPHONE OR CONSENT. Any meeting of the Board or any committee thereof may be held by conference telephone or similar communications equipment as permitted by law, in which case any required notice of such meeting may generally describe the arrangements (rather than the place) for the holding thereof, and all other provisions herein contained or referred to will apply to such meeting as though it were physically held at a single place. Action may also be taken by the Board or any committee thereof without a meeting if the members thereof consent in writing thereto as contemplated by law.

         3.11. PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of the Board of Directors, or of any committee when corporate action is taken is deemed to have assented to the action taken unless either (i) the director objects at the beginning of the meeting or promptly on the director's arrival to holding it or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company before 5:00 P.M. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         3.12. COMPENSATION. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a

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director or committee member. No such payment will preclude any director from serving the Company in any other capacity and receiving compensation therefor.

         3.13. REMOVAL. Any director or the entire Board of Directors may be removed with or without cause, only at a special meeting of shareholders called for that purpose, by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of stock then entitled to vote on the election of directors, except that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election for the class of directors of which the director is a part.

                             IV. OFFICERS - GENERAL

         4.01. ELECTIONS AND APPOINTMENTS. The directors may elect or appoint one or more of the officers of the Company contemplated in Part V below. Any such election or appointment will regularly take place at the annual meeting of the directors, but elections of officers may be held at any other meeting of the Board. A person elected or appointed to any office will continue to hold that office until the election or appointment of his or her successor, subject to action earlier taken pursuant to Section 4.04 or 6.01 below. Any person may hold more than one office.

         4.02. ADDITIONAL APPOINTMENTS. In addition to the officers contemplated in Part V below, the Board of Directors may create other corporate positions, and appoint persons thereto, with such authority to perform such duties as may be prescribed from time to time by the Board of Directors, by the President or by the superior officer of any person so appointed. Notwithstanding such additional appointments, only those persons whose offices are described in Part V are to be considered an officer of the Company unless the resolution or other Board action appointing such person expressly states that such person is to be considered an officer of the Company. Each of such persons (in the order designated by the Board or the superior officer of such person) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence or disability.

         4.03. BONDS AND OTHER REQUIREMENTS. The Board of Directors may require any officer or other appointee to give bond to the Company (with sufficient surety, and conditioned upon the faithful performance of the duties of his or her office or position) and to comply with such other conditions as may from time to time be required of him or her by the Board.

         4.04. REMOVAL OR DELEGATION. Provided that a majority of the whole membership thereof concurs therein, the Board of Directors may remove any officer of the Company as provided by law and declare his or her office or offices vacant or abolished or, in the case of the absence or disability of any officer or for any other reason considered sufficient, may temporarily delegate his or her powers and duties to any other officer or to any director. Similar action may be taken by the Board of Directors in regard to appointees designated pursuant to Section 4.02 above.

         4.05. SALARIES. Officer salaries may from time to time be fixed by the Board of Directors or (except as to his or her own) be left to the discretion of the Chief Executive Officer or the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the Company.

                   V. SPECIFIC OFFICERS, FUNCTIONS AND POWERS

         5.01. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman to serve as a general executive officer of the Company and, if specifically designated as such by the Board, as the Chief Executive Officer of the Company. If elected, the Chairman will preside at all meetings of the directors and be vested with such other powers and duties as the Board may from time to time delegate to him or her.

         5.02. CHIEF EXECUTIVE OFFICER. Subject to the control of the Board of Directors exercised as hereinafter provided, the Chief Executive Officer of the Company will supervise its business and affairs and the performance of their respective duties by all other officers, by appointees designated pursuant to
Section 4.02 above, and by such additional appointees to such additional positions (corporate, divisional or otherwise) as the Chief Executive Officer may designate, with authority on his or her part to delegate the foregoing duty of supervision to such extent and to such person or persons as may be determined by the Chief Executive Officer. Except as otherwise indicated from time to time by resolution of the Board of Directors, its management of the business and affairs of the Company will be implemented through the office of the Chief Executive Officer.

         5.03. PRESIDENT AND VICE PRESIDENTS. Unless specified to the contrary by resolution of the Board of Directors, the President will be the Chief Executive Officer of the Company. In addition to the supervisory functions above set forth on the part of the Chief Executive Officer or in lieu thereof if a contrary specification is made by the Board relative to the Chief Executive Officer, the President will be vested with such powers and duties as the Board may from time to time designate. Vice Presidents may be elected by the Board of Directors to perform such duties as may be designated by the Board or be assigned or delegated to them by their respective superior officers. The Board may identify (i) one or more Vice Presidents as "Executive" or "Senior" Vice Presidents and (ii) the President or any Vice President as "General Manager" of the Company and the title of any Vice President may include words indicative of his or her particular area of responsibility and authority. Vice Presidents will succeed to the responsibilities and authority of the President, in the event of his or her absence or disability, in the order consistent with their respective titles or regular duties or as specifically designated by the Board of Directors.

         5.04. TREASURER AND SECRETARY. The Treasurer and Secretary each will perform all such duties normally associated with his or her office (including, in the case of the Secretary, the giving of notice and the preparation and retention of minutes of corporate proceedings and the custody of corporate records and the seal of the Company) as are not assigned to a Vice President of the Company, along with such other duties as may be designated by the Board or be assigned or delegated to them by their respective superior officers. The Board may appoint one or more Assistant Treasurers or Assistant Secretaries, each of whom (in the order designated by the Board or their respective superior officers) will be vested with all of the powers and charged with all of the duties of the Treasurer or the Secretary (as the case may be) in the event of his or her absence or disability.

         5.05. SPECIFIC POWERS. Except as may otherwise be specifically provided in a resolution of the Board of Directors, any of the officers referred to in this Part V will be a proper officer to authenticate records of the Company and to sign on behalf of the Company any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, debenture, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of importance to the Company. Any such officer may represent the Company at any meeting of the shareholders or members of any corporation, association, partnership, joint venture or other entity in which this Company then has an interest, and may vote such interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

                         VI. RESIGNATIONS AND VACANCIES

         6.01. RESIGNATIONS. Any director, committee member or officer may resign from his or her office at any time by written notice as specified in accordance with Arizona Revised Statutes Sections 10-807 and 10-843. The acceptance of a resignation will not be required to make it effective.

         6.02. VACANCIES. If the office of any director, committee member or officer becomes vacant by reason of his or her death, resignation, disqualification, removal or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.

                      VII. INDEMNIFICATION AND RATIFICATION

         7.01. INDEMNIFICATION. In order to induce qualified persons to serve the Company (and any other corporation, joint venture, partnership, trust or other enterprise at the request of the Company) as directors and officers, the Company shall indemnify any and all of its directors and officers, or former directors and officers to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended.

         7.02. RATIFICATION; SPECIAL COMMITTEE. Any transaction involving the Company, any of its subsidiary corporations or any of its directors, officers, employees or agents which at any time is questioned in any manner or context (including a shareholders derivative suit), on the ground of lack of authority, conflict of interest, misleading or omitted statement of fact or law, nondisclosure, miscomputation, improper principles or practices of accounting, inadequate records, defective or irregular execution or any similar ground, may be investigated and/or ratified (before or after judgment), or an election may be made not to institute or pursue a claim or legal proceedings on account thereof or to accept or approve a negotiated settlement with respect thereto (before or after the institution of legal proceedings), by the Board of Directors or by a special committee thereof comprised of one or more disinterested directors (that is, a director or directors who did not participate in the questioned transaction with actual knowledge of the questioned aspect or aspects thereof). Such a special committee may be validly formed and fully empowered to act, in accordance with the purposes and duties assigned thereto, by resolution or resolutions of the Board of Directors, notwithstanding (i) the inclusion of Board members who are not disinterested as aforesaid among those who form a quorum at the meeting or meetings at which one or more members of such special committee are elected or appointed to the Board or to such special committee or at which such committee is formed or empowered, or their inclusion among the directors who vote upon or otherwise participate in taking any of the foregoing actions, or (ii) the taking of any of such actions by the disinterested members of the Board (or a majority of such members) whose number is not sufficient to constitute a quorum or a majority of the membership of the full Board. Any such special committee so comprised will, to the full extent consistent with its purposes and duties as expressed in such resolution or resolutions, have all of the authority and powers of the full Board and its Executive Committee (the same as though it were the full Board and/or its Executive Committee in carrying out such purposes and duties) and will function in accordance with Section 3.09 above. No other provisions of these Bylaws which may at any time appear to conflict with any provisions of this Section 7.02, and no defect or irregularity in the formation, empowering or functioning of any such special committee, will serve to impede, impair or bring into question any action taken or purported to be taken by such committee or the validity of any such action. Any ratification of a transaction pursuant to this Section 7.02 will have the same force and effect as if the transaction has been duly authorized originally. Any such ratification, and any election made pursuant to this Section 7.02 with respect to claims, legal proceedings or settlements, will be binding upon the Company and its shareholders and will constitute a bar to any claim or the execution of any judgment in respect of the transaction involved in such ratification or election.

                                   VIII. SEAL

         8.01. FORM THEREOF. The seal of the Company will have inscribed thereon the name of the Company, the state and year of its incorporation and the words "SEAL".

                             IX. STOCK CERTIFICATES

         9.01. FORM THEREOF. Each certificate representing stock of the Company will be in such form conforming to law as may from time to time be approved by the Board of Directors, and will bear the manual facsimile signatures and seal of the Company as required or permitted by law.

         9.02. OWNERSHIP. The Company will be entitled to treat the registered owner of any share as the absolute owner thereof and accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by Chapter 8 of Title 47, Arizona Revised Statutes (or its successor), as at the time in effect, or other applicable law.

         9.03. TRANSFERS. Transfer of stock will be made on the books of the Company only upon surrender of the certificate therefor, duly endorsed by an appropriate person, with such assurance of the genuineness and effectiveness of the endorsement as the Company may require, all as contemplated by Chapter 8 of Title 47, Arizona Revised Statutes (or its successor), as at the time in effect, and/or upon submission of any affidavit, other document or notice which the Company considers necessary.

         9.04. LOST CERTIFICATES. In the event of the loss, theft or destruction of any certificate representing capital stock of this Company, the Company may issue (or, in the case of any such stock as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register and issue) a replacement certificate in lieu of that alleged to be lost, stolen or destroyed, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his or her ownership of the certificate as the Company considers satisfactory, together with any other factors which the Company considers pertinent, and further provided that an indemnity agreement and/or indemnity bond shall have been provided in form and amount satisfactory to the Company and to its transfer agent and/or registrar, if applicable.

                               X. EMERGENCY BYLAWS

         10.01. EMERGENCY CONDITIONS. The emergency Bylaws provided in this Part X will be as effective in the event of an emergency as prescribed in Arizona Revised Statutes Section 10-207.D. To the extent not inconsistent with the provisions of this Part X, these Bylaws will remain in effect during such emergency and upon its termination these emergency Bylaws will cease to be operative.

         10.02. BOARD MEETINGS. During any such emergency, a meeting of the Board of Directors or any of its committees may be called by any officer or director of the Company. Notice of the time and place of the meeting will be given by the person calling the same to those of the directors whom it may be feasible to reach by any available means of communication. Such notice will be given so much in advance of the meeting as circumstances permit in the judgment of the person calling the same. At any Board or committee meeting held during any such emergency, a quorum will consist of a majority of those who could reasonably be expected to attend the meeting if they were willing to do so, but in no event more than a majority of those to whom notice of such meeting is required to have been given as above provided.

         10.03. CERTAIN ACTIONS. The Board of Directors, either before or during any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers, appointees, employees or agents of the Company are for any reason rendered incapable of discharging their duties. The Board, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices of the Company, or authorize the officers to do so.

         10.04. LIABILITY. No director, officer, appointee, employee or agent acting in accordance with these emergency Bylaws will be liable except for willful misconduct.

         10.05. MODIFICATIONS. These emergency Bylaws will be subject to repeal or change by further action of the Board of Directors, but no such repeal or change will modify the provisions of Section 10.04 with respect to action taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provisions that may be practical and necessary for the circumstances of the emergency.

                                  XI. DIVIDENDS

         11.01. DECLARATION. Subject to such restrictions or requirements as may be imposed by law or the Company's Articles or as may otherwise be binding upon the Company, the Board of Directors may from time to time declare dividends on stock of the Company outstanding on the dates of record fixed by the Board, to be paid in cash, in property or in shares of the Company's stock on or as of such payment or distribution dates as the Board may prescribe.

                           XII. BUSINESS COMBINATIONS

         12.01. DEFINITIONS. In these Bylaws, the following definitions shall apply:

                  1. "Affiliate" means a person that directly or indirectly controls, is controlled by, or is under common control with a specified person.

                  2. "Announcement date," when used in reference to any business combination, means the date of the first public announcement of the final, definitive proposal for the business combination.

                  3. "Associate," when used to indicate a relationship with any person, means any of the following:

                           (a) Any corporation or organization of which the person is an officer, director, or partnership or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of shares entitled to vote or other equity interest;

                           (b) Any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or personal representative or in a similar fiduciary capacity; or

                           (c) Any relative or spouse of the person, or any relative of the spouse, residing in the home of the person.

                  4. "Beneficial owner," when used with respect to shares or other securities, includes any person who, directly or indirectly through any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, has or shares the power to vote, or direct the voting of the shares or securities or has or shares the power to dispose of or direct the disposition of the shares or securities, except that:

                           (a) A person is not deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person's affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

                           (b) A person is not deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934, as amended, and is not then reportable under that act on a Schedule 13D or comparable report.

                  5. "Beneficial ownership" includes the right to acquire shares or securities through the exercise of options, warrants, or rights, the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person are deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person but are not deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person is deemed the beneficial owner of shares and securities beneficially owned by the spouse of the person or any relative of the spouse residing in the home of the person, any trust or estate in which the person owns ten percent (10%) or more of the total beneficial interest or serves as trustee or personal representative, any corporation or entity in which the person owns ten percent (10%) or more of the equity and any affiliate of the person.

                  6. "Business combination," when used in reference to the Company and any interested shareholder of the Company, means any of the following:

                           (a) Any merger or consolidation of the Company or any subsidiary of the Company with either:

                                    (i)      The interested shareholder; or

                                    (ii)     Any other domestic or foreign
                                             corporation, whether or not itself
                                             an interested shareholder of the
                                             Company, that is, or after the
                                             merger would be, an affiliate or
                                             associate of the interested
                                             shareholder, except that the
                                             foregoing does not include the
                                             merger of a wholly-owned subsidiary
                                             of the Company into the Company or
                                             the merger of two or more
                                             wholly-owned subsidiaries of the
                                             Company.

                           (b) Any exchange, pursuant to a plan of exchange under the laws of the State of Arizona or a comparable statute of any other state or jurisdiction, of shares of the Company or any subsidiary of the Company for shares of either:

                                    (i)      The interested shareholder; or

                                    (ii)     Any other domestic or foreign
                                             corporation, whether or not itself
                                             an interested shareholder of the
                                             Company, that is, or after the
                                             exchange would be, an affiliate or
                                             associate of the interested
                                             shareholder.

                           (c) Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in a single transaction or a series of transactions, to or with the interested shareholder or any affiliate or associate of the interested shareholder, of assets of the Company or any subsidiary of the Company to which any of the following applies:

                                    (i)      Has an aggregate market value equal
                                             to ten percent (10%) or more of the
                                             aggregate market value of all the
                                             assets, determined on a
                                             consolidated basis, of the Company.

                                    (ii)     Has an aggregate market value equal
                                             to ten percent (10%) or more of the
                                             aggregate market value of all the
                                             outstanding shares of the Company.

                                    (iii)    Represents ten percent (10%) or
                                             more of the earning power or net
                                             income, determined on a
                                             consolidated basis, of the Company.

                           (d) The issuance or transfer by the Company or any subsidiary of the Company, in a single transaction or a series of transactions, of any shares of the Company or any subsidiary of the Company that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding shares of the Company to the interested shareholder or any affiliate or associate of the interested shareholder, except pursuant to the exercise of warrants or rights to purchase shares offered or a dividend or distribution paid or made pro rata to all shareholders of the Company.

                           (e) The adoption of any plan or proposal for the liquidation or dissolution of the Company, or any reincorporation of the Company in another state or jurisdiction, proposed by, on behalf of, or pursuant to any agreement, arrangement, or understanding, whether or not in writing, with the interested shareholder or any affiliate or associate of the interested shareholder.

                           (f)      Any reclassification of securities,
                                    including any share dividend or split,
                                    reverse share split, or other distribution of shares in respect of shares, recapitalization of the Company, merger or consolidation of the Company with any subsidiary of the Company exchange of shares of the Company with any subsidiary of the Company or other transaction, whether or not with or into or otherwise involving the interested shareholder, proposed by, on behalf of, or pursuant to any agreement, arrangement, or understanding, whether or not in writing, with the interested shareholder or any affiliate or associate of the interested shareholder that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares entitled to vote, or securities that are exchangeable for or convertible into or that carry a right to acquire shares entitled to vote, of the Company or any subsidiary of the Company that is, directly or indirectly, owned by the interested shareholder or any affiliate or associate of the interested shareholder, except as a result of immaterial changes due to fractional share adjustments.

                           (g) Any receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Company, of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the Company or any subsidiary of the Company (other than expense account advances made in the ordinary course of business).

                  7. "Consummation date," with respect to any business combination, means the date of consummation of the business combination or, in the case of a business combination as to which a shareholder vote is taken, the later of:

                           (i)      The business day before the vote; or

                           (ii)     Twenty (20) days before the date of
                                    consummation of the business combination.

                  8. "Control," "controlling," "controlled by" or "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person's beneficial ownership of ten percent (10%) or more of the voting power of the Company's outstanding shares entitled to vote in the election of directors creates a presumption that the person has control of the Company. A person is not considered to have control of the Company if the person holds voting power, in good faith and not for the purpose of avoiding any provision of law as an agent, bank, broker, nominee, custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the Company.

                  9. "Interested shareholder," when used in reference to the Company means any person, other than the Company or any subsidiary of the Company, that is either:

                           (a)      The beneficial owner, directly or
                                    indirectly, of ten percent (10%) or more of the voting power of the outstanding shares entitled to vote of the Company; or

                           (b)      An affiliate or associate of the Company.

                  10. "Interested shares" means the shares of the Company with respect to which any of the following persons may exercise or direct the exercise of voting power in the election of directors of the Company:

                           (a)      An interested shareholder;

                           (b)      Any officer of the Company; or

                           (c)      Any director of the Company.

                  11. "Market value," when used in reference to shares or property of the Company, means the following:

                           (a) In the case of shares, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share on the composite tape for New York Stock Exchange listed shares or, if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share are listed or, if the shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or, if the shares are not quoted on the National Association of Securities Dealers, Inc. Automated Quotations National Market System, the highest closing bid quotation during the thirty (30) day period preceding the date in question of a share on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotation is available, the fair market value on the date in question of a share as determined in good faith by the Board of the Company, subject to arbitration.

                           (b) In the case of property other than cash or shares, the fair market value of the property on the date in question as determined in good faith by the Board of the Company, subject to arbitration.

                  12. "Person" means any natural person, partnership, corporation, group, association, venture, firm, or other entity (other than the Company, any subsidiary of the Company, or a trustee or fiduciary holding stock for the benefit of the employees of the Company or its subsidiaries or any one of its subsidiaries, pursuant to one or more employee benefit plans). If two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, for the purposes of acquiring, owning, or voting shares of the Company, all members of the partnership, syndicate, or other group shall be deemed a person. Person does not include a licensed broker, dealer, or underwriter that purchases shares of the Company solely for purposes of resale to the public that is not acting in concert with an interested shareholder.

                  13. "Share acquisition date," with respect to any person and the Company, means the date that the person first becomes an interested shareholder of the Company.

         12.02. BUSINESS COMBINATION WITH INTERESTED SHAREHOLDERS; APPROVED BY DIRECTORS.

                  1. Except as set forth in these Bylaws, the Company may not engage in any business combination or vote, consent or otherwise act to authorize a subsidiary of the Company to engage in any business combination with respect to, proposed by, or on behalf of, or pursuant to any agreement, arrangement or understanding, whether or not in writing, with any interested shareholder of the Company or any affiliate or associate of the interested shareholder for a period of three (3) years after the interested shareholder's share acquisition date, unless the business combination or the acquisition of shares made by the interested shareholder on the interested shareholder's share acquisition date is approved by a committee of the Board of Directors of the Company before the interested shareholder's share acquisition date. The committee shall be formed in accordance with subsection 4 of this Section 12.02.

                  2. If a good faith definitive proposal regarding a business combination is made in writing to the Board of Directors of the Company, a committee of the Board formed in accordance with subsection 4 of this
                           Section 12.02 shall consider and take action on the proposal and respond in writing within forty-five
                           (45) days after receipt of the proposal by the Company, setting forth its decision regarding the proposal.

                  3. If a good faith definitive proposal to acquire shares is made in writing to the Board of Directors of the Company, a committee of the Board of Directors formed in accordance with subsection 4 of this Section 12.02 shall consider and take action on the proposal. Unless the committee responds affirmatively in writing within forty-five (45) days after receipt of the proposal by the Company, the committee shall be considered to have disapproved the share acquisition.

                  4. When a business combination or acquisition of shares is proposed pursuant to this Section 12.02, the Board of Directors shall promptly form a committee composed of all of the Board's disinterested Directors. The committee shall take action on the proposal by the affirmative vote of a simple majority of the committee members. The committee is not subject to any direction or control by the Board with respect to the committee's consideration of or any action concerning a business combination or acquisition of shares pursuant to this Section 12.02. A committee formed pursuant to this subsection shall be composed of one or more members.

                           Only disinterested Directors may be members of a committee formed pursuant to this subsection. However, if the Board of Directors has no disinterested Directors, the Board shall select three or more disinterested persons to be committee members. For purposes of this subsection, a Director or person is disinterested if the Director or person is not an interested shareholder or an affiliate thereof or a present or former officer or employee of the Company or an affiliate or associate of the Company.

         12.03. Requirements after Three Years. Except for the provisions of Sections 12.02 and 12.04, the Company may not engage at any time in any business combination or vote, consent, or otherwise act to authorize a subsidiary of the Company to engage in any business combination with respect to, proposed by, on behalf of, or pursuant to any agreement, arrangement, or understanding, whether or not in writing, with an interested shareholder of the Company or any affiliate or associate of the interested shareholder other than a business combination meeting all the requirements of this Article XII, the Articles, and the requirements specified in any of the following:

                  1. A business combination with respect to which the consummation date is no less than three years after the share acquisition date, approved by the Board of Directors of the Company before the interested shareholder's share acquisition date, or as to which the acquisition of shares made by the interested shareholder on the interested shareholder's acquisition date had been approved by the Board of Directors before the interested shareholder's share acquisition date.

                  2. A business combination approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote not beneficially owned by the interested shareholder proposing the business combination or any affiliate or associate of the interested shareholder proposing the business combination at a meeting called for that purpose no earlier than three years after the interested shareholder's share acquisition date.

                  3. A business combination, with respect to which the consummation date is no earlier than three years after the interested shareholder's share acquisition date, that meets all of the following conditions:

                           (a) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding common shares of the Company in the business combination is at least equal to the higher of the following:

                                    (i)      The highest per share price paid by
                                             the interested shareholder, at a
                                             time when the interested
                                             shareholder was the beneficial
                                             owner, directly or indirectly, of
                                             five percent (5%) or more of the
                                             outstanding shares entitled to vote
                                             of the Company, for any common
                                             shares of the same class or
                                             series acquired by it within the
                                             three (3) year period immediately
                                             before the announcement date with
                                             respect to the business combination
                                             or within the three (3) year period
                                             immediately before, or in, the
                                             transaction in which the interested
                                             shareholder became an interested
                                             shareholder, whichever is higher,
                                             plus, in either case, interest
                                             compounded annually from the
                                             earliest date on which the highest
                                             per share acquisition price was
                                             paid through the consummation date
                                             at the rate for one year United
                                             States treasury obligations from
                                             time to time in effect less the
                                             aggregate amount of any cash
                                             dividends paid, and the market
                                             value of any dividends paid other
                                             than in cash, per common share
                                             since the earliest date, up to the
                                             amount of the interest.

                                    (ii)     The market value per common share
                                             on the announcement date with
                                             respect to the business combination
                                             or on the interested shareholder's
                                             share acquisition date, whichever
                                             is higher, plus interest compounded
                                             annually from that date through the
                                             consummation date at the rate for
                                             one year United States treasury
                                             obligations from time to time in
                                             effect less the aggregate amount of
                                             any cash dividends paid and the
                                             market value of any dividends paid
                                             other than in cash, per common
                                             share since that date, up to the
                                             amount of the interest.

                           (b) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of shares, other than common shares, of the Company in the business combination is at least equal to the highest of the following, whether or not the interested shareholder has previously acquired any shares of the class or series:

                                    (i)      The highest per share price paid by
                                             the interested shareholder, at a
                                             time when the interested
                                             shareholder was the beneficial
                                             owner, directly or indirectly, of
                                             five percent (5%) or more of the
                                             outstanding shares entitled to vote
                                             of the Company, for any shares of
                                             the class or series acquired by it
                                             within the three (3) year period
                                             immediately before the announcement
                                             date with respect to the business
                                             combination or within the three (3)
                                             year period immediately before, or
                                             in, the transaction in which the
                                             interested shareholder became an
                                             interested shareholder, whichever
                                             is higher, plus, in either
                                             case, interest compounded annually
                                             from the earliest date on which the
                                             highest per share acquisition price
                                             was paid through the consummation
                                             date at the rate for one year
                                             United States treasury obligations
                                             from time to time in effect less
                                             the aggregate amount of any cash
                                             dividends paid and the market value
                                             of any dividends paid other than in
                                             cash, per share of the class or
                                             series since such earliest date, up
                                             to the amount of the interest.

                                    (ii)     The highest preferential amount per
                                             share to which the holders of
                                             shares of the class or series are
                                             entitled in the event of any
                                             voluntary liquidation, dissolution,
                                             or winding up of the Company, plus
                                             the aggregate amount of any unpaid
                                             dividends declared or due as to
                                             which the holders are entitled
                                             before payment of dividends on some
                                             other class or series of shares,
                                             unless the aggregate amount of the
                                             dividends is included in the
                                             preferential amount.

                                    (iii)    The market value per share of the
                                             class or series on the announcement
                                             date with respect to the business
                                             combination or on the interested
                                             shareholder's share acquisition
                                             date, whichever is higher, plus
                                             interest compounded annually from
                                             that date through the consummation
                                             date at the rate for one year
                                             United States treasury obligations
                                             from time to time in effect less
                                             the aggregate amount of any cash
                                             dividends paid and the market value
                                             of any dividends paid other than in
                                             cash, per share of the class or
                                             series since that date, up to the
                                             amount of the interest.

                           (c) The consideration to be received by holders of a particular class or series of outstanding shares, including common shares, of the Company in the business combination is in cash or in the same form as the interested shareholder has used to acquire the largest number of shares of the class or series of shares previously acquired by it and the consideration is distributed promptly.

                           (d) The holders of all outstanding shares of the Company not beneficially owned by the interested shareholder immediately before the consummation date with respect to the business combination are entitled to receive in the business combination cash or other consideration for the shares in compliance with subdivisions (a), (b) and (c).

                           (e) After the interested shareholder's share acquisition date and before the consummation date with respect to the business combination, the interested shareholder has not become the beneficial owner of any additional shares entitled to vote of the Company except:

                                    (i)      As part of the transaction that
                                             resulted in the interested
                                             shareholder becoming an interested
                                             shareholder;

                                    (ii)     By virtue of proportionate share
                                             splits, share dividends, or other
                                             distributions of shares in respect
                                             of shares not constituting a
                                             business combination;

                                    (iii)    Through a business combination
                                             meeting all of the conditions of
                                             Section 12.02 and this paragraph;
                                             or

                                    (iv)     Through purchase by the interested
                                             shareholder at any price that, if
                                             the price had been paid in an
                                             otherwise permissible business
                                             combination the announcement date
                                             and consummation date of which were
                                             the date of the purchase, would
                                             have satisfied the requirements of
                                             subdivisions (a), (b) and (c) of
                                             this Section.

         12.04. APPLICATION. This Article XII does not apply to any business combination of the Company with an interested shareholder of the Company who became an interested shareholder inadvertently, if the interested shareholder both:

                  1. As soon as practicable, divests itself of a sufficient amount of the shares entitled to vote of the Company so that it no longer is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the outstanding shares entitled to vote of the Company.

                  2. Would not at any time within the three (3) year period preceding the announcement date with respect to the business combination have been an interested shareholder except for the inadvertent acquisition.


                      XIII. LIMITATION ON SHARE REPURCHASES

         13.01. LIMITATION ON SHARE REPURCHASES. The Company shall not, directly or indirectly, purchase or agree to purchase any shares entitled to vote from a person, or two or more persons who act as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement, relationship, understanding or otherwise, whether or not in writing, for the purpose of acquiring, owning or voting shares of the Company who beneficially owns more than five per cent (5%) of the voting stock of the Company for more than the "average market price" of the shares if the shares have been beneficially owned by the person or persons for less than three (3) years, unless the purchase or agreement to purchase is approved at a meeting of shareholders by the affirmative vote of the holders of a majority of the voting stock entitled to vote and not beneficially owned by such person or persons from whom the proposed repurchase is to be made or the Company makes an offer, of at least equal value per share, to all holders of shares of such class or series and to all holders of any class or series into which the shares may be converted.

         13.02. DEFINITIONS. For the purposes of this Article, "average market price" means the average closing sale price during the thirty trading days immediately preceding the purchase of the shares in question, or if the person or persons have commenced a tender offer or have announced an intention to seek control of the Company, during the thirty trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, of a share on the composite tape for New York Stock Exchange listed shares or, if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the shares are listed or, if the shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or, if the shares are not quoted on the National Association of Securities Dealers, Inc. Automated Quotations National Market System, the average closing bid quotation, during the thirty trading days preceding the purchase of the shares in questions of a share on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if the person or persons have commenced a tender offer or have announced an intention to seek control of the issuing public corporation, during the thirty trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, except that if no quotation is available the average market price is the fair market value on the date of purchase of the shares in question of a share as determined in good faith by the Board of Directors of the Company.

                                 XIV. AMENDMENTS

         14.01. AMENDMENT OF ARTICLES AND BYLAWS. Notwithstanding any other provision of these Bylaws, Article Fifth of the Articles (Restated As of July 29, 1988) and Sections 2.02, 3.01, and 3.13 and Articles XII, XIII, and XIV of these Bylaws shall not be altered, amended, supplemented, repealed, or temporarily or permanently suspended, in whole or in part, or replacement Bylaw provisions adopted without: (I) the affirmative vote of a majority of the directors then in office; or (ii) the affirmative vote of seventy-five percent (75%) or more of the outstanding shares of the Company entitled to vote generally.

                                   CERTIFICATE


         I, NANCY C. LOFTIN, Vice President, General Counsel and Secretary of Pinnacle West Capital Corporation, an Arizona corporation, do HEREBY CERTIFY that the foregoing is a true and correct copy of the Company's Bylaws, as amended, and that they are in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 21st day of January, 2004.



                                   Nancy C. Loftin
                                   ---------------------------------------------
                                   NANCY C. LOFTIN
                                   Vice President, General Counsel and Secretary